Exhibit 99.2

Canoo Inc. Announces $52.5 Million Registered Direct Offering

JUSTIN, Texas, Feb. 6, 2023 /PRNewswire/ -- Canoo Inc. (Nasdaq: GOEV) (the “Company” or “Canoo”), a high-tech advanced mobility company, announced today that it has entered into definitive agreements with certain institutional investors for the purchase and sale of 50,000,000 shares of the Company’s common stock together with warrants to purchase up to 50,000,000 shares of common stock at a combined purchase price of $1.05 per share and accompanying warrant, pursuant to a registered direct offering. The warrants will have an exercise price of $1.30 per share, will be initially exercisable beginning six months following the date of issuance and will expire five years from the initial exercise date.

The closing of the offering is expected to occur on or about February 8, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $52.5 million. The Company intends to use the net proceeds from the offering for general working capital purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The offering is being made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-266666) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2022. A prospectus supplement describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Canoo

Canoo's mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses.

Canoo has teams in California, Texas, Oklahoma, Arkansas and Michigan. For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including, but not limited to the expected closing of the offering and the use of proceeds. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our ability to consummate the offering and satisfy the applicable closing conditions, the expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by certain risks and uncertainties, such as those described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.